UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2026

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 6, 2026, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Aneel Bhusri, Workday’s co-founder and Executive Chair, as Chief Executive Officer (“CEO”) of Workday, effective February 6, 2026 (the “Effective Date”). Mr. Bhusri will remain as Workday’s Chair of the Board. In connection with Mr. Bhusri’s appointment as CEO, Carl Eschenbach ceased to serve as CEO and resigned as a member of Workday’s Board effective as of the Effective Date.
Mr. Bhusri co-founded Workday in 2005 and has served as a director since its founding. He previously served as Workday’s Co-Chief Executive Officer from August 2020 through January 2024, after serving as Chief Executive Officer from 2014 to August 2020. Mr. Bhusri also served as Co-Chief Executive Officer from 2009 to 2014 and as President from 2007 to 2009. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., including Vice Chairman of its board of directors from 1999 to 2002. Mr. Bhusri is currently an advisory partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time worked at Norwest Venture Partners and Morgan Stanley. He currently serves as a director of the Workday Foundation, the Memorial Sloan Kettering Cancer Center, and the Eat. Learn. Play. Foundation. Mr. Bhusri has also served as a member of the Board of Trustees of Stanford University since 2019. Mr. Bhusri holds a Master of Business Administration degree from Stanford University and a bachelor’s degree in electrical engineering and economics from Brown University.
Mr. Bhusri is party to a stock voting agreement (the “Stock Voting Agreement”) with David A. Duffield, a co-founder of Workday. The Stock Voting Agreement applies to all Class B common stock owned from time to time by Mr. Bhusri and Mr. Duffield and each of their permitted transferees, which represents approximately 68% of the outstanding voting power of Workday’s capital stock as of January 31, 2026.
In connection with his appointment as CEO, Mr. Bhusri shall be eligible to receive an initial annual base salary of $1,250,000 and an annual target cash bonus of up to 200% of the amount of his then-current base salary beginning in Workday’s fiscal year ending January 31, 2027.
In addition, Mr. Bhusri is expected to be granted the following equity awards under Workday’s 2022 Equity Incentive Plan with a grant date of March 5, 2026 (the “Grant Date”) and will not be eligible for additional equity awards until 2027:
i.A restricted stock unit (“RSU”) award to acquire a number of shares of Workday’s Class A Common Stock with a grant date value of $60,000,000 (the “Bhusri RSU”). The Bhusri RSU will vest over four years with 1/4th vesting on the one-year anniversary of the Grant Date and 1/16th vesting on each quarterly anniversary thereafter, subject to Mr. Bhusri’s continued service on each time-based vesting date; and
ii.A performance-based RSU award to acquire a number of shares of Workday’s Class A Common Stock with a grant date value of $75,000,000 (the “PVU Award”), which will be divided into tranches (each, a “Tranche”) each of which will require achievement of a stock price target during such Tranche’s specific performance period, as well as Mr. Bhusri’s continued service on each time-based vesting date of the PVU Award. The PVU Award performance metrics are subject to an overall five year performance period commencing on the Grant Date. The actual amount payable to Mr. Bhusri will be determined based on the extent to which the performance conditions and/or service conditions applicable to the PVU Award are satisfied.
In addition, Mr. Bhusri is eligible to participate in Workday’s Executive Severance and Change in Control Policy, as amended (the “Severance & CIC Policy”) filed as Exhibit 10.2 to Workday’s Form 8-K filed with the Securities and Exchange Commission on November 26, 2024.
Mr. Bhusri has entered into Workday’s standard form of indemnity agreement filed as Exhibit 10.1 to Workday’s Registration Statement on Form S-1 (File No. 333-183640) filed with the Securities and Exchange Commission on August 30, 2012.
In addition, on February 6, 2026, Workday and Mr. Eschenbach entered into an Executive Separation Agreement and General Release of Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, and consistent with the terms of the Severance & CIC Policy, Mr. Eschenbach will receive: (i) an aggregate lump sum cash payment of $3,601,355 consisting of cash severance benefits and an estimate of the aggregate premiums for continuation of “COBRA” coverage; and (ii) accelerated vesting of (x) an aggregate of 139,773 shares which include outstanding time-based RSUs and previously achieved price-based RSUs that remain subject to time-based vesting that would have vested in the 12 months following the Effective Date and (y) the first annual installment of the performance-based RSU granted to Mr. Eschenbach in April 2025, if and to the extent the performance metrics for such installment are actually achieved. In addition, as approved by the Board, Mr. Eschenbach will receive accelerated vesting of 24,153 shares which represent the first annual vest under the RSU award granted to Mr. Eschenbach in April 2025.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure
A copy of the press release announcing the leadership transition is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Executive Separation Agreement and General Release of Claims by and between Workday, Inc. and Carl Eschenbach
99.1	Press Release dated February 9, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 9, 2026

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary